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                                 EXHIBIT 23 (i)

                               CONSENT OF EXPERTS

                     (a) CONSENT OF COOPERS & LYBRAND L.L.P.
                       (b) CONSENT OF ARTHUR ANDERSEN LLP
                       (c) OPINION OF ARTHUR ANDERSEN LLP

Exhibit 23(a)

      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
C.M. Life Insurance Company

We consent to the inclusion in this Post-Effective Amendment No. 4 to the registration statement on Form S-2 (File No. 333-2347) of our report, which includes explanatory paragraphs relating to the use of statutory accounting practices, which practices differ from generally accepted accounting principles, dated February 6, 1998 on our audit of the statutory financial statements and statutory financial statement schedules of C.M. Life Insurance Company. We also consent to the reference to our Firm under the caption "Experts" and "Selected Historical Financial Data".



COOPERS & LYBRAND L.L.P.


Springfield, Massachusetts
March 17, 1998

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Exhibit 23(b)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Policyholders of C.M. Life Insurance Company



In connection with our audits of the statutory financial statements of C.M. Life Insurance Company as of December 31, 1997 and 1996, and for the years then ended, which financial statements are included in Post Effective Amendment No. 4 to the registration statement on Form S-2 (File No. 333-2347), we have also audited the financial statement schedules listed in Exhibit 23(ii) herein.

In our opinion, these financial statement schedules, when considered in relation to the basic statutory financial statements taken as a whole, present fairly in all material respects, the information required to be included therein.



COOPERS & LYBRAND L.L.P


Springfield, Massachusetts
February 6, 1998

Exhibit 23(c)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement for C.M. Life Insurance Company.

                                                        ARTHUR ANDERSEN LLP

Hartford, Connecticut
March 20, 1998


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Exhibit 23(d)



      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
   C.M. Life Insurance Company

We have audited the accompanying statutory statements of income, changes in capital stock and surplus and cash flows of C.M. Life Insurance Company (a Connecticut corporation and a wholly owned subsidiary of Connecticut Mutual Life Insurance Company) for the year ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our originally issued report dated February 15, 1996, we expressed an opinion that the 1995 financial statements, prepared using accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut, presented fairly, in all material respects, the financial position of C.M. Life Insurance Company as of December 31, 1995, and the results of its operations and its cash flows for the year ended December 31, 1995 in conformity with generally accepted accounting principles. Pursuant to the provisions of Statement of Financial Accounting Standards No. 120 (SFAS No. 120), Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts, financial statements of mutual life insurance enterprises for periods ending on or before December 15, 1996, prepared using accounting practices prescribed or permitted by insurance regulators (statutory financial statements) are no longer considered presentations in conformity with generally accepted accounting principles when presented for comparative purposes with the enterprise's financial statements for periods subsequent to the effective date of SFAS No. 120. Accordingly, our present opinion on the presentation of the 1995 financial statements in accordance with generally accepted accounting principles, as presented herein, is different from that expressed in our previous report.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the results of operations and cash flows of C.M. Life Insurance Company for the year ended December 31, 1995.

In our opinion, the financial statements referred to above do present fairly, in all material respects, the results of operations and cash flows of C.M. Life Insurance Company for the year ended December 31, 1995 in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedules III and IV are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements, and, in our opinion, fairly state in all material respects the financial data required to be set forth therein for the year ended December 31, 1995 in relation to the basic financial statements taken as a whole.


ARTHUR ANDERSEN LLP

Hartford, Connecticut
February 15, 1996